EXHIBIT 99.1

Houston Wire & Cable Company Reports Results for the Quarter Ended March 31, 2018

HOUSTON, May 10, 2018 (GLOBE NEWSWIRE) -- Houston Wire & Cable Company (NASDAQ:HWCC) (the “Company”) announced operating results for the first quarter ended March 31, 2018.

Selected quarterly results were:

  Sales of $85.0 million up 8.0% over 2017
  Gross margin of 24.1% up 260 basis points from the prior year
  Operating income of $3.3 million compared to a loss of $0.3 million in 2017
  Net income of $2.0 million compared to a net loss of $0.5 million in 2017
  Diluted EPS of $0.12

First Quarter Summary
Jim Pokluda, President and Chief Executive Officer commented, “We were pleased to post our third consecutive quarter of year-over-year revenue growth, as the upward momentum we experienced in the last half of 2017 continued into the first quarter of 2018. We believe that higher metals prices in 2018 were the primary contributors to the increase in sales. We estimate sales for our project business, which targets end markets for Utility Power Generation, Environmental Compliance, Engineering & Construction, Industrials, and Mechanical Wire Rope, increased 34%, while Maintenance, Repair, and Operations (MRO) sales were up 2% as compared to the first quarter of 2017.”

Gross margin at 24.1% increased 260 basis points from the first quarter of 2017, primarily due to higher product margins driven by ongoing pricing discipline and metals inflation. Sequentially, gross margin decreased 130 basis points, as Q4 2017 gross margin benefited from improved market conditions and associated customer and supplier rebates. Operating expenses at $17.2 million were flat with Q1 2017 and down $0.7 million sequentially. Operating expenses as a percentage of revenue decreased 150 basis points from 21.8% in Q1 2017 to 20.3% in Q1 2018.

Average debt levels for the quarter increased 13.1% from $68.0 million in 2017 to $76.9 in 2018, primarily for working capital to service higher activity levels, while the effective interest rate increased from 2.6% in 2017 to 3.3% in 2018.

The effective tax rate for the quarter was 25.9%, compared to the 35.3% level in 2017. The 2018 tax rate includes our best estimate of the impact of the 2017 Tax Cuts and Jobs Act (“the Act”).

The results of operations are a net income of $2.0 million, as compared to a net loss of $0.5 million in the same period of the prior year.

Mr. Pokluda further commented, “We are encouraged with the continued improvement in sales, the attainment of higher margin levels and our ability to maintain the level of operating expenses as activity levels continued to increase. This has resulted in the generation of the highest level of operating income since the fourth quarter of 2014.”

Conference Call
The Company will host a conference call to discuss fourth quarter results today, Thursday May 10, 2018, at 10:00 a.m., C.D.T.  Hosting the call will be James Pokluda, President and Chief Executive Officer and Christopher Micklas, Vice President and Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company’s website www.houwire.com.

Live call dial-in numbers are as follow:
Toll-Free: (800)-936-7954
International: (720)-545-0048
Conference ID # 5749925

Approximately two hours after the completion of the live call, a telephone replay will be available until May 17, 2018.

Replay, Toll-Free #: (855)-859-2056
Replay, Toll #: (404)-537-3406
Conference ID #  5749925

About the Company

With 43 years’ experience in the industry, Houston Wire & Cable Company, an industrial distributor, is a large provider of products in the U.S market. Headquartered in Houston, Texas, the Company has sales and distribution facilities strategically located throughout the United States.

Standard stock items available for immediate delivery include continuous and interlocked armor cable; instrumentation cable; medium voltage cable; high temperature wire; portable cord; power cable; primary and secondary aluminum distribution cable; private branded products, including LifeGuard™, a low-smoke, zero-halogen cable; mechanical wire and cable and related hardware, including wire rope, lifting products and synthetic rope and slings; corrosion resistant fasteners, hose clamps, and rivets.

Comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized online ordering capabilities and 24/7/365 service.

Forward-Looking Statements

This release contains comments concerning management’s view of the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may, and often do, vary materially from actual results.

Other risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company’s Annual Report on Form 10-K and other documents filed with the SEC. These documents are available under the Investor Relations section of the Company’s website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements.

HOUSTON WIRE & CABLE COMPANY
Consolidated Balance Sheets
(In thousands, except share data)

	March 31,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Accounts receivable, net:	$	$
Trade	52,829	51,031
Other	1,768	6,365
Inventories, net	93,402	88,115
Income taxes	—	449
Prepaids	3,373	1,938
Total current assets	151,372	147,898

Property and equipment, net	11,457	11,355
Intangible assets, net	11,821	12,015
Goodwill	22,353	22,353
Other assets	327	418
Total assets	$197,330	$194,039

Liabilities and stockholders' equity
Current liabilities:
Book overdraft	$3,177	$3,028
Trade accounts payable	8,746	8,449
Income taxes	360	—
Accrued and other current liabilities	10,590	16,823
Total current liabilities	22,873	28,300

Debt	80,183	73,555
Deferred income taxes	277	414
Other long term obligations	1,210	1,026
Total liabilities	104,543	103,295

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized: 20,988,952 shares issued: 16,482,383 and 16,491,181 outstanding at March 31, 2018 and December 31, 2017, respectively	21	21
Additional paid-in-capital	54,164	54,006
Retained earnings	99,283	97,336
Treasury stock	(60,681)	(60,619)
Total stockholders' equity	92,787	90,744
Total liabilities and stockholders' equity	$197,330	$194,039

HOUSTON WIRE & CABLE COMPANY
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2018	2017

Sales	$85,026	$78,709
Cost of sales	64,537	61,778
Gross profit	20,489	16,931

Operating expenses:
Salaries and commissions	9,194	8,844
Other operating expenses	7,480	7,477
Depreciation and amortization	545	860
Total operating expenses	17,219	17,181

Operating income (loss)	3,270	(250)
Interest expense	644	450
Income (loss) before income taxes	2,626	(700)
Income tax expense (benefit)	679	(247)
Net income (loss)	$1,947	$(453)

Earnings (loss) per share:
Basic	$0.12	$(0.03)
Diluted	$0.12	$(0.03)
Weighted average common shares outstanding:
Basic	16,349,902	16,241,215
Diluted	16,422,961	16,241,215

HOUSTON WIRE & CABLE COMPANY
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2018	2017

Operating activities
Net income (loss)	$1,947	$(453)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	545	860
Amortization of unearned stock compensation	313	275
Provision for inventory obsolescence	224	27
Deferred income taxes	(137)	(16)
Other non-cash items	61	29
Changes in operating assets and liabilities:
Accounts receivable	2,749	(6,810)
Inventories	(5,511)	(552)
Book overdraft	149	(2,363)
Trade accounts payable	297	224
Accrued and other current liabilities	(6,204)	(981)
Prepaids	(1,435)	(631)
Income taxes	809	(107)
Other operating activities	109	21
Net cash used in operating activities	(6,084)	(10,477

Investing activities
Expenditures for property and equipment	(452)	(930)
Net cash used in investing activities	(452)	(930)

Financing activities
Borrowings on revolver	91,514	81,991
Payments on revolver	(84,886)	(70,530)
Payment of dividends	(29)	(30)
Purchase of treasury stock/stock surrendered on vested awards	(63)	(24)
Net cash provided by financing activities	6,536	11,407

Net change in cash	—	—
Cash at beginning of period	—	—

Cash at end of period	$—	$—

CONTACT:
     Christopher M. Micklas
     Chief Financial Officer
     Direct:  713.609.2114
     Fax:  713.609.2168
     cmicklas@houwire.com